Exhibit 10.2

AMENDMENT TO ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC. 2021 INCENTIVE STOCK PLAN

This Amendment (the “Amendment”) to the Artificial Intelligence Technology Solutions, Inc. 2021 Incentive Stock Plan (the “Plan”) is effective as of August 14, 2022 (“Effective Date”).

WHEREAS the Board of Directors of the Corporation and Consenting Shareholder Steven Reinharz have approved the following Amendment to the Plan:

Amendment to Section 5(b) of the Plan amending the maximum number of shares appliable to the Plan from 5,000,000 to 100,000,000:

From (as stated in Original Plan).

“Number of Shares: Subject to adjustment as provided in Section 6(i) or Section 11 of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed five million (5,000,000) shares. If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.”

Amended to state:

Number of Shares: Subject to adjustment as provided in Section 6(i) or Section 11 of the Plan, the total number of shares of Stock which may be purchased or granted directly by Options, Stock Awards or Restricted Stock Purchase Offers, or purchased indirectly through exercise of Options granted under the Plan shall not exceed 100 million (100,000,000) shares. If any Grant shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for Grants with respect thereto under the Plan as though no Grant had previously occurred with respect to such shares. Any shares of Stock issued pursuant to a Grant and repurchased pursuant to the terms thereof shall be available for future Grants as though not previously covered by a Grant.

The undersigned, an authorized office of the Corporation, has caused this Amendment to be executed as of the Effective Date.

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:	/s/ Steven Reinharz
Steven Reinharz, Chief Executive Officer